UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2018 (November 27, 2018)

ICTV BRANDS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49638	76-0621102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 Devon Park Drive, Suite 306

Wayne, PA 19087

(Address of principal executive offices)

484-598-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 Entry into a Material Definitive Agreement.

Secured Convertible Promissory Notes

On November 20, 2018, ICTV Brands Inc. (the “Company”), issued a secured convertible promissory note in favor of each of (i) Kelvin Claney, the Company’s Chief Executive Officer, and Robin Claney, jointly, in the principal amount of $450,000 with interest thereon at the rate of 10% per annum (the “Claney Note”), and (ii) Stephen Jarvis, a member of the Company’s Board of Directors, in the principal amount of $100,000 with interest thereon at the rate of 10% per annum (the “Jarvis Note” and, together with the Claney Note, the “Notes”).

The Claney Note provides that the Company shall (i) use approximately $99,000 of the proceeds of the Claney Note to repay in full the Company’s current debt with a third party and terminate such third parties’ interest securing such debt; (ii) upon termination of such security interest, seek replacement financing in the amount of at least $100,000 with any related collateral pledge to be junior to that of the Claney Note; and (iii) upon obtaining such replacement financing, repay $100,000 of the Claney Note plus accrued interest on such amount. If the Company is not able to obtain such replacement financing by December 29, 2018, the Company shall commence monthly payments in the amount of $15,000 beginning December 29, 2018. Principal payments in the total amount of $200,000 (including principal payments made pursuant to the preceding sentence), plus accrued interest on such amount shall be due and payable on or before April 1, 2019. Additional principal payments in the total amount of $50,000 plus accrued interest on such amount shall be due and payable on or before June 30, 2019. The entire remaining principal balance, plus accrued interest, shall be due and payable in full on November 20, 2019.

The Jarvis Note is issued in satisfaction of a prior promissory note dated July 6, 2018, issued by the Company in favor of Stephen Jarvis. The entire principal balance of the Jarvis Note plus accrued interest is due and payable on November 20, 2019.

The Notes provide that if the Company obtains cash of $1,000,000 or more, whether from debt issuance, equity issuance or a sale of assets, the Notes shall become due and payable in full upon written notice from the lender thereunder. The Notes may be prepaid in whole or in part at any time without penalty.

If any payment due under either Note is not paid within thirty (30) days of its due date, such Note shall be in default, during which time the principal of such Note shall bear interest at eighteen percent (18%) per annum.

At any time on or before repayment in full of the Notes, Kelvin and Robin Claney, with respect to the Claney Note, and Stephen Jarvis, with respect to the Jarvis Note, shall have the option, from time to time or at any time, to convert all or any portion of the principal amount of such Note into duly authorized, validly issued fully paid and non-assessable shares of Company’s common stock, par value $0.001 per share (the “Common Stock”), at a per share conversion price equal to the average closing price of the Common Stock over the ten trading days prior to the date of the Notes. The Notes are secured by a security interest in as set forth in the Security Agreements described below.

The issuance of the Notes was made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act.

The foregoing summary of the terms and conditions of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes, which are filed as Exhibits 4.1 and 4.2 hereto.

Security Agreements

On November 20, 2018 and in connection with the issuance of the Notes, the Company entered in a security agreement with each of (i) Kelvin Claney and Robin Claney (the “Claney Security Agreement”), and (ii) Stephen Jarvis (the “Jarvis Security Agreement and, together with the Claney Security Agreement, the “Security Agreements”), pursuant to which it granted a security interest in certain collateral of the Company to secure the payment and performance under the Notes.

The Security Agreements contains customary representations, warranties and covenants. The occurrence of an event of default under the Notes, or the failure of the Company to observe or perform any of the covenants or obligations contained in the Security Agreements or any warranty or representation made therein or related thereto that proves to be false or materially misleading and such failure remains uncured for 30 days, shall constitute an event of default under the Security Agreements. An event of default under the Security Agreements, provides Kelvin Claney and Robin Claney, or Stephen Jarvis, as the case may be, with certain rights and remedies, subject to any senior perfected security interest, including, among other rights, the right to collect, receipt for, settle, compromise, adjust, sue for, foreclose or otherwise realize upon any collateral and to dispose of any of the collateral at public or private sale or other proceedings.

The foregoing summary of the terms and conditions of the Security Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Security Agreements, which are filed as Exhibits 10.1 and 10.2 hereto.

Shares of Common Stock

As consideration for the Claney Note, the Company issued to Kelvin Claney and Robin Claney 450,000 shares of the Company’s Common Stock (the “Claney Shares”). As consideration for the Jarvis Note, the Company issued to Stephen Jarvis 100,000 shares of the Company’s Common Stock (the “Jarvis Shares” and together with the Claney Shares, the “Shares”).

The issuance of the Shares was made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

Warrants

As consideration for the Claney Note, the Company issued to Kelvin and Robin Claney a warrant to purchase 450,000 shares of Common Stock at purchase price of $.05 per share (the “Claney Warrant”). As consideration for the Jarvis Note, the Company issued to Stephen Jarvis a warrant to purchase 100,000 shares of Common Stock at purchase price of $.05 per share (the “Jarvis Warrant” and together with the Claney Warrant, the “Warrants”). The Warrants may be exercised in whole or in part at any time at the option of the holder.

If the Company is involved in a merger, consolidation, sale of assets, takeover bid, takeover offer or tender offer (as such terms are defined or otherwise used in the Securities Act of 1934) the Company’s Board of Directors shall, effective as of such date as it shall determine and subject to any further conditions, restrictions or limitations as it shall deem appropriate, accelerate the unexercised portion of the Warrants then outstanding so as to become immediately exercisable in full.

The issuance of the Warrants was made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing summary of the terms and conditions of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrants, which are filed as Exhibits 4.3 and 4.4 hereto.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation of an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K relating to the Notes is incorporated herein by reference to this Item 2.03. The issuance of the Notes was made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act.

ITEM 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K relating to the Shares and the Warrants is incorporated herein by reference to this Item 3.02. The issuance of the Shares and the Warrants was made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Unless otherwise indicated, the following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
4.1	Secured Convertible Promissory Note, dated November 20, 2018, in favor of Kelvin Claney and Robin Claney

4.2	Secured Convertible Promissory Note, dated November 20, 2018, in favor of Stephen Jarvis

4.3	Common Stock Warrant, dated November 20, 2018, issued to Kelvin Claney and Robin Claney

4.4	Common Stock Warrant, dated November 20, 2018, issued to Stephen Jarvis

10.1	Security Agreement, dated November 20, 2018, by and between ICTV Brands Inc. and Kelvin Claney and Robin Claney

10.2	Security Agreement, dated November 20, 2018, by and between ICTV Brands Inc. and Stephen Jarvis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICTV BRANDS INC.

Date: November 27, 2018	By:	/s/ Kelvin Claney
	Name:	Kelvin Claney
	Title:	Chief Executive Officer